Exhibit 10.3

This agreement is made as of the __ day of December 2018 by and between Ondas Networks Inc. (the “Company”) and the undersigned lender (the “Lender”).

Whereas the Company is currently indebted to Lender in the principal amount set forth below (“Principal Outstanding”) which amount together with any accrued and unpaid interest is scheduled to mature on December 31, 2018; and

Whereas the Parties wish to extend the scheduled maturity date of the Principal Outstanding.

It is hereby agreed:

1.	The Principal Outstanding and all interest accruing after December 31, 2018 thereon shall be due and owing on March 30, 2019 (the new “Maturity Date”).

2.	All accrued interest owing as of December 31, 2018 on the Principal Outstanding, which interest amount is set forth below, shall be paid by the Company to the Lender prior to December 31, 2018.

3.	All other terms of the agreements between the Parties concerning the Principal Outstanding shall continue in full force and effect.

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be signed.

Principal Outstanding	$___________________

Interest Owing as of Dec. 31, 2018	$__________________

Lender	Company
Ondas Networks Inc.

By:	By: